Exhibit 99.1

IPDN Welcomes His Highness Shaikh Ali Sultan Al Nuaimi of the UAE Royal Family as Independent Director

CHICAGO, Nov. 07, 2025 (GLOBE NEWSWIRE) -- Professional Diversity Network, Inc. (Nasdaq: IPDN) (“IPDN” or the “Company”), a technology holding company focused on the application of AI technologies and AI-powered solutions, today announced the appointment of His Highness Shaikh Ali Sultan Al Nuaimi, a distinguished member of the Ajman Royal Family of the United Arab Emirates, to its Board of Directors as an Independent Director, effective as of November 5, 2025. This appointment is intended to support IPDN’s planned strategic expansion into the Middle East and reflects its focuse on global digital innovation.

His Highness Shaikh Ali Sultan Al Nuaimi has an extensive background in both business and academia. He earned a Bachelor of Science in Finance from Portland State University (USA) and a Master’s Degree in Business Administration from the Canadian University of Dubai. His Highness currently serves as a principal executive of the renowned Al Nuaimi Group, a diversified family conglomerate with business interests across energy, construction, investments, trade, technology, and sustainable development throughout the Gulf region.

IPDN believes the addition of His Highness Shaikh Ali Sultan Al Nuaimi brings valuable expertise, strategic insight, and regional influence to IPDN’s global expansion strategy. His royal standing and extensive network across the Gulf Cooperation Council (GCC) nations will help foster collaboration with sovereign wealth funds, family offices, and regulated digital asset entities, potentially supporting IPDN’s next phase of international growth.

Xun Wu, CEO of IPDN, commented: “We are deeply honored to welcome His Highness Shaikh Ali Sultan Al Nuaimi to our Board of Directors. His visionary leadership and strategic acumen will be instrumental in advancing IPDN’s initiatives in the UAE and beyond. Together, we aim to accelerate the company’s participation in the digital asset ecosystem, including Real World Asset (RWA) tokenization, blockchain innovation, and compliant digital currency operations.”

In response, His Highness Shaikh Ali Sultan Al Nuaimi remarked: “It is my great honor to join the Board of IPDN. The company has demonstrated a strong commitment to innovation and diversity within the global digital economy. I look forward to supporting IPDN’s strategic growth in the UAE and the Gulf region, contributing to the integration of traditional finance and emerging digital asset markets.”

With this appointment, IPDN intends to explore opportunities to enhance its operational presence in the UAE and further expand its partnerships within the Middle East. The company is evaluating initiatives in areas such as Web3.0, RWA tokenization, blockchain-based finance, and entertainment industry digitization.

This appointment underscores IPDN’s commitment to fostering cross-border collaboration between the Middle East and North America. The company remains dedicated to building a transparent, compliant, and sustainable global digital ecosystem through innovation, partnership, and inclusive growth.

About Professional Diversity Network (IPDN)

Professional Diversity Network, Inc. (Nasdaq: IPDN) is a U.S.-listed company whose businesses span career development platforms, education technology, and artificial intelligence research. The Company is committed to enhancing shareholder value through diversification and technological innovation. The strategic partnership with OOKC reflects IPDN’s continued evolution into the AI, Web 3.0, and digital finance sectors.

For more information about Professional Diversity Network, Inc, please visit www.ipdn.com.

Forward-Looking Statement

This press release contains numerous forward-looking statements, particularly regarding the potential impact of the new board member appointment, the Company's expansion into the Middle East, and its initiatives in emerging technologies like AI, Web3.0, and digital assets. These forward-looking statements are made under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts in this announcement are forward-looking statements, including, but not limited to: any projections of earnings, revenue, or other financial items; any statements regarding the adequacy, availability, and sources of capital, any statements of the plans, strategies, and objectives of management for future operations; any statements regarding the future benefits of the investment described in this release, including the development of new revenue streams or the availability of distributions on any securities; any statements relating to the future reinstatement of the license described in this release by the applicable regulatory authorities; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Statements that are not historical facts, including statements about IPDN’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, whether known or unknown, and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy, and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “will make,” “will be,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “endeavor to,” “is/are likely to,” or other similar expressions. These statements are subject to risks and uncertainties and are not guarantees of future performance. The Company's actual results may differ materially from those expressed or implied in such forward-looking statements. Further information regarding these and other risks is included in our annual report and other filings with the U.S. Securities and Exchange Commission (the “SEC”). All information provided in this press release is as of the date of this press release, and IPDN undertakes no obligation to update any forward-looking statements, except as may be required under applicable law.

Press Contact for IPDN:

Professional Diversity Network, Inc.

Tel: (312) 614-0950

Email: investors@ipdn.com